UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		July 31, 2015

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2015, NACCO Industries, Inc. (the “Company”) issued a press release announcing the unaudited financial results for the three and six months ended June 30, 2015, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K.

The information set forth in Item 2.02 of this Current Report on Form 8-K and the information attached hereto are being furnished by the Company pursuant to Item 2.02 of Form 8-K, insofar as they disclose historical information regarding the Company's results of operations.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated With Exit or Disposal Activities.

On July 31, 2015, management recommended and The North American Coal Corporation’s Board of Directors approved permanently discontinuing operations at Centennial Natural Resources (“Centennial”) in Alabama by the end of 2015. The decision was made as a result of worsening conditions in the Alabama and global coal markets and the adverse effect regulatory changes have had on Centennial’s business.

As a result of permanently discontinuing Centennial's operations, the Company expects to record estimated pre-tax charges of approximately $0.5 million to $1.0 million relating to severance and other employee benefit costs. In addition, the Company expects to record estimated pre-tax charges of up to $15.0 million for administrative and other costs associated with mine reclamation that otherwise would have been recognized in the future had the Company continued to produce coal at Centennial. These mine reclamation charges are additive to the existing $16.0 million mine reclamation liability accrued as of June 30, 2015. Most of these severance- and reclamation-related charges are expected to be recognized during the third quarter of 2015. All of these charges are expected to result in future cash expenditures, with the future cash expenditures related to mine reclamation continuing until final mine reclamation is complete. The Company’s estimated charges are subject to a number of assumptions and actual results may differ materially. Additional charges not currently expected may be incurred in connection with or as a result of the decision to permanently discontinue operations at Centennial.

Item 9.01 Financial Statements and Exhibits.

As described in Item 2.02 of this Current Report on Form 8-K, the following Exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits

99	NACCO Industries, Inc. second quarter ended June 30, 2015 earnings release, dated August 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 5, 2015		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
		Name:	Elizabeth I. Loveman
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	NACCO Industries, Inc. second quarter ended June 30, 2015 earnings release, dated August 5, 2015.